UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) June 21, 2010

Masco Corporation
(Exact name of Registrant as Specified in Charter)

Delaware	1-5794	38-1794485

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21001 Van Born Road, Taylor, Michigan	48180

(Address of Principal Executive Offices)	(Zip Code)

(313) 274-7400

Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On June 21, 2010, the Company entered into a Credit Agreement (the “New Credit Agreement”) dated as of June 21, 2010 among Masco Corporation and Masco Europe S.à r.l., as borrowers, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent and Royal Bank of Canada, Wells Fargo Bank, N.A. and Deutsche Bank AG New York Branch, as Co-Documentation Agents, with an aggregate commitment of U.S. $1.25 Billion. The New Credit Agreement replaces the Company’s existing 5-Year Revolving Credit Agreement dated as of November 5, 2004, as amended, among Masco Corporation and Masco Europe S.à r.l., as borrowers, the banks party thereto, as lenders, and Citibank, N.A., as Syndication Agent, Sumitomo Mitsui Banking Corporation, as Documentation Agent, and JPMorgan Chase Bank, N.A., (as successor to Bank One, NA (Main Chicago Office)) as Administrative Agent with an aggregate commitment of U.S. $1.25 Billion, which agreement was terminated in connection with the entry into the New Credit Agreement.
     The New Credit Agreement provides for an unsecured revolving credit facility available to the Company and its foreign subsidiary, Masco Europe S.à r.l., in U.S. dollars, European Euros and certain other currencies for certain types of borrowings (with a sublimit for euro borrowings of U.S. $500 million equivalent and for swingline loans of U.S. $150 million). Letters of credit may also be issued under the facility up to U.S. $250 million. The Company may, at its option and subject to customary conditions, request an increase in the aggregate commitment by up to $250 million without the consent of any non-participation lenders. The New Credit Agreement will be used or available to provide funds for general corporate purposes, including, but not limited to, refinancing of existing letters of credit outstanding under the Company’s existing credit agreement, working capital purposes, commercial paper liquidity and acquisitions.
     Revolving credit loans bear interest under the New Credit Agreement, at the Company’s option: at (A) a rate per annum equal to the greatest of (i) JPMorgan Chase Bank, N.A. prime rate, (ii) the Federal Funds effective rate plus 0.50% and (iii) LIBOR plus 1.0% (the “Alternate Base Rate”); plus an applicable margin based upon the then applicable corporate credit ratings of the Company; or (B) if available, LIBOR plus an applicable margin based upon the then applicable corporate credit ratings of the Company; except that foreign currency revolving credit loans bear interest at a rate equal to LIBOR (if available) plus an applicable margin based upon the then applicable corporate credit ratings of the Company and except that Alternate Base Rate loans shall only be made in U.S. dollars and shall only be made to the Company. Swingline loans bear interest at a rate not to exceed the Alternate Base Rate plus an applicable margin based upon the then applicable corporate credit ratings of the Company, except that swingline loans in a foreign currency bear interest at local rates determined by the swingline lender and agreed to by the relevant borrower.
     The New Credit Agreement matures on January 10, 2014, and requires compliance with conditions precedent that must be satisfied prior to any borrowing as well as ongoing compliance with certain affirmative and negative covenants. The affirmative covenants include, but are not limited to: (i) maintenance of existence and conduct of business; (ii) compliance with laws; (iii) use of proceeds; (iv) maintenance of properties and insurance; and (v) books and records and inspection. The negative covenants of the New Credit Facility include, but are not limited to, restrictions on the ability of the Company (and, where applicable, the Company’s subsidiaries or Masco Europe S.à r.l.): (i) to create, incur, assume or allow to exist subsidiary indebtedness in excess of certain amounts; (ii) to create, incur, assume or allow to exist liens on properties in excess of certain amounts except as otherwise permitted; (iii) to make loans, advances, guarantees or investments in excess of certain amounts except as otherwise permitted; or (iv) to merge, liquidate, dissolve, dispose of assets or make acquisitions in certain circumstances.
     In addition, the Company is obligated to maintain (A) a leverage ratio of not greater than .65 to 1.0, and (B) a minimum interest coverage ratio equal to or greater than (i) 2.25 to 1.0 through the quarter ending on September 30, 2011 and (ii) 2.50 to 1.0 thereafter, both as calculated in accordance with the terms and definitions determining such ratios contained in the New Credit Agreement. The New Credit Agreement also contains various information and reporting requirements.
     The New Credit Agreement also contains customary events of default, including without limitation events of default based on payment obligations, material inaccuracies of representations and warranties, covenant defaults, insolvency proceedings, monetary judgments, change in control, certain ERISA events and defaults under certain other obligations.
     The Agents, Arrangers, Bookrunners and Lenders under the New Credit Agreement and their respective affiliates have provided and may, from time to time, continue to provide investment banking, financial advisory and other services to the Company, for which they have received customary fees and reimbursement of expenses, and for which they expect to receive customary fees and reimbursement of expenses, respectively.
     The foregoing is intended only to be a summary of the New Credit Agreement and is qualified in its entirety by the New Credit Agreement which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.
     The information provided under Item 1.01 above is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     As discussed under Item 1.01 above, on June 21, 2010, the Company entered into the New Credit Agreement.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.
4.1 Credit Agreement dated as of June 21, 2010 among Masco Corporation and Masco Europe S.à r.l., as borrowers, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent and Royal Bank of Canada, Wells Fargo Bank, N.A. and Deutsche Bank AG New York Branch, as Co-Documentation Agents.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MASCO CORPORATION
	By:	/s/ Timothy Wadhams
		Name:	Timothy Wadhams
		Title:	President and Chief Executive Officer

June 24, 2010

EXHIBIT INDEX
4.1 Credit Agreement dated as of June 21, 2010 among Masco Corporation and Masco Europe S.à r.l., as borrowers, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent and Royal Bank of Canada, Wells Fargo Bank, N.A. and Deutsche Bank AG New York Branch, as Co-Documentation Agents.